                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  HUMANA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF HUMANA APPEARS HERE]

                                                                  March 31, 1999

Dear Fellow Stockholders:

  We would like to invite you to attend our 1999 Annual Meeting of Stockholders of Humana Inc. to be held on Thursday, May 6, 1999, at 10:00 a.m., EDT at the Company's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky. We have enclosed a copy of our 1998 annual report to stockholders for your review.

  At the meeting, we will review our 1998 performance and answer stockholder questions. In addition, stockholders will vote on the annual election of directors.

  We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important. Please mark, sign, date and return the enclosed proxy card in the envelope provided, vote by telephone or the Internet (see instructions on proxy card). Your cooperation is appreciated.

  The Proxy Statement is first being mailed to the Company's stockholders on or about March 31, 1999.

                                     Sincerely,
/s/ DAVID A. JONES                              /s/ GREGORY H. WOLF
David A. Jones                                  Gregory H. Wolf
Chairman of the Board and                       Director
Stockholder                                     President and
                                                Chief Executive Officer and
                                                Stockholder

                                  Humana Inc.

                                                                  March 31, 1999

                    Notice of Annual Meeting of Stockholders
                             Thursday, May 6, 1999
                                10:00 a.m., EDT
                                Humana Building
                             25th Floor Auditorium
                              500 West Main Street
                           Louisville, Kentucky 40202

AGENDA

1.Elect directors.

2.To transact any other business properly brought before the meeting.

  Stockholders of record at the close of business on March 12, 1999 will be entitled to vote.

  Your vote is important so that as many shares as possible will be represented. Please MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, VOTE BY TELEPHONE OR THE INTERNET (see instructions on proxy card).

                                          By Order of the Board of Directors,

                                          /s/ Joan O. Lenahan
                                          Joan O. Lenahan
                                          Secretary

                               TABLE OF CONTENTS

Questions and Answers.......................................................   1
Election of Directors.......................................................   3
  Director Attendance.......................................................   5
  Director Compensation.....................................................   5
  Board Committees..........................................................   6
  Corporate Governance......................................................   8
Stock Ownership Information
  Section 16(a) Beneficial Ownership Reporting Compliance...................   9
  Security Ownership of Certain Beneficial Owners of Company Common Stock...   9
  Security Ownership of Directors and Executive Officers....................  11
Executive Compensation
  Executive Compensation of the Company.....................................  13
  1998 Stock Option Grants..................................................  15
  1998 Option Exercises and Year-End Values.................................  16
  Ten Year Option Repricings................................................  17
  Officer's Target Retirement Plan..........................................  18
  Certain Agreements........................................................  19
Certain Transactions with Management and Others.............................  20
Organization & Compensation Committee Report................................  21
Company Stock Performance...................................................  25
Appointment of Independent Accountants......................................  25

                              QUESTIONS & ANSWERS

--------------------------------------------------------------------------------

Q:When is the proxy statement first being sent to stockholders?

A:This proxy statement is first being sent to stockholders on or about March 31, 1999.

--------------------------------------------------------------------------------

Q:What am I voting on?

A: You will be asked to elect nominees to serve on the Board of Directors. The
   Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

--------------------------------------------------------------------------------

Q:How does the Board recommend I vote on the proposals?

A: The Board recommends a vote FOR each of the nominees for director. All
   Shares of Company Common Stock that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, the executed proxies will be voted FOR approval of the election of the Board of Directors' eight nominees as directors of the Company.

--------------------------------------------------------------------------------

Q:Who is entitled to vote?

A: Stockholders as of the close of business on March 12, 1999 (the Record Date) are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting.

--------------------------------------------------------------------------------

Q:How many votes are required to elect the directors?

A. The affirmative vote of a plurality of the Shares of Company Common Stock represented in person or by properly executed proxy is required to approve the election of each of the Company's nominees for election as a director.

  Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting).

--------------------------------------------------------------------------------

Q:How many shares can vote?

A: As of the Record Date, March 12, 1999, 167,579,888 Shares of Company Common
   Stock were issued and outstanding. Every stockholder of Common Stock is entitled to one vote for each share held.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:How do I vote?

A: There are three methods. This year on-line voting is available via the Internet. If you have access to the Internet, we encourage you to vote at the following web address: www.proxyvote.com. You may also vote by telephone 1-800-690-6903 or by completing and mailing your proxy card. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals.

--------------------------------------------------------------------------------

Q:How do I revoke my proxy?

A: You have the right to revoke your proxy at any time before the meeting. To do so, you must give written notice of revocation to the Automatic Data Processing, Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717 or by fax at (516) 254-7733, submit another properly signed proxy with a more recent date, or vote in person at the meeting. For written and fax notices, you must include the control number that is printed on the upper portion of the proxy card.

--------------------------------------------------------------------------------

Q:What is a "quorum"?

A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Any stockholder of record present at the annual meeting, but who abstains from voting shall be counted for purposes of determining whether a quorum is present at the annual meeting.

--------------------------------------------------------------------------------

Q:Who will count the votes?

A: Automatic Data Processing, Investor Communication Services, will tabulate the votes cast by proxy.

--------------------------------------------------------------------------------

Q:When are the stockholder proposals for the 2000 Annual Meeting due?

A: Stockholder proposals for inclusion in the proxy materials relating to the Annual Meeting of Stockholders to be held in May 2000 must be submitted in writing no later than December 1, 1999.

--------------------------------------------------------------------------------

Q:How much did this proxy solicitation cost?

A: D. F. King & Co., Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $10,000 plus expenses. The Company will reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owner's of Common Stock.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS
          The Board of Directors Recommends a Vote "For" All Nominees

  The Board of Directors of Humana Inc. (the "Company"), in accordance with the provisions of the Company's Articles of Incorporation and Bylaws, has determined that the number of directors of the Company shall be eight. The directors are elected to hold office until the Annual Meeting of Stockholders in 2000 and until a successor is elected and qualified.

  If any nominee becomes unable to serve for any reason (which is not anticipated), the Shares of Common Stock represented by the enclosed proxy may be voted for the substituted nominee as may be designated by the Board of Directors.

  The following table shows certain information concerning the nominees at March 1, 1999.

                                                                      First elected
        Name               Age                Position                  director
        ----               ---       --------------------------       -------------
David A. Jones(1)           67       Chairman of the Board                09/64
David A. Jones, Jr.         41       Vice Chairman of the Board           05/93
K. Frank Austen, M.D.       71       Director                             01/90
Michael E. Gellert          67       Director                             02/68
John R. Hall                66       Director                             05/92
Irwin Lerner                68       Director                             11/93
W. Ann Reynolds, Ph.D.      61       Director                             01/91
Gregory H. Wolf             42       Director, President &                09/97
                                     Chief Executive Officer

--------
(1) A director of a predecessor corporation since 1961.

  David A. Jones has been Chairman of the Board of the Company since its inception. He was Chief Executive Officer of the Company from August 1969 to December 1997. He is a director of Abbott Laboratories.

  David A. Jones, Jr. was elected Vice Chairman of the Board in September 1996. Mr. Jones, Jr. is Chairman and Managing Member of Chrysalis Ventures LLC, a venture capital firm in Louisville, Kentucky, and is the son of David A. Jones, Chairman of the Board. From October 1992 to December 1993, Mr. Jones, Jr. was an attorney with a law firm in Louisville, Kentucky. He is a director of Mid-America Bancorp.

  K. Frank Austen, M.D. is the Theodore B. Bayles Professor of Medicine at the Harvard Medical School in the Division of Rheumatology, Immunology and Allergy at Brigham and Women's Hospital in Boston, Massachusetts. Dr. Austen is a member of the Board of Trustees of Amherst College and a member of the National Academy of Sciences. Dr. Austen is a director of Abbott Laboratories.

  Michael E. Gellert is a general partner of Windcrest Partners, a private investment partnership in New York, New York, having held that position since April 1967. From January 1958 until his retirement in October 1989, Mr. Gellert served in executive capacities with Drexel Burnham Lambert and its predecessors in New York, New York. Mr. Gellert is a director of Devon Energy Corporation; Premier Parks Inc.; Seacor Smit, Inc.; Smith Barney Worldwide Funds; and Member of the Putnam Trust Advisory Board to The Bank of New York.

  John R. Hall is the retired Chairman of the Board and Chief Executive Officer of Ashland Inc., positions he held since 1981. He is also a member of the American Petroleum Institute Executive Committee, a member of the Transylvania University Board of Trustees and

President of Vanderbilt University Board of Trustees. He is a director of Arch Coal, Inc; Bank One Corporation; Canada Life Assurance Company; CSX Corporation; Reynolds Metals Company; UCAR International Inc.; and United States Enrichment Corporation.

  Irwin Lerner is the retired Chairman of the Board and Chairman of the Executive Committee of Hoffmann-La Roche Inc. From April 1, 1980 to December 30, 1992, Mr. Lerner was President and Chief Executive Officer of Hoffmann-La Roche Inc. He serves on the U.S. Advisory Board of the Zurich Insurance Company, and was Chairman of the Board of the New Jersey Governor's Council for a Drug Free Workplace. He is a Distinguished Executive-in-Residence at the Rutgers University Graduate School of Management. He is a director of Axys Pharmaceuticals, Inc.; Covance Inc.; Medarex Inc.; Public Service Enterprise Group and its wholly owned subsidiary, Public Service Electric and Gas Company; and V. I. Technologies. Inc.

  W. Ann Reynolds, Ph.D. is President of the University of Alabama at Birmingham, a position she has held since September 1997. Before that, she served as Chancellor of the City University of New York, in New York, New York for seven years and Chancellor of the California State University system for eight years. She is director of Abbott Laboratories, Maytag Corporation and Owens-Corning Fiberglass Corporation.

  Gregory H. Wolf currently serves as President and Chief Executive Officer of the Company, having been elected on December 1, 1997. Before that, Mr. Wolf was President and Chief Operating Officer of the Company from September 1996 until December 1997 and served as Chief Operating Officer since July 1996. Mr. Wolf was initially elected an officer of the Company at the time of the acquisition of EMPHESYS Financial Group, Inc. in October 1995. Mr. Wolf had been President and Chief Operating Officer of EMPHESYS since November 1994. He is a director of National City Bank of Kentucky, ProVantage Health Services, Inc., and ShopKo Stores, Inc.

  The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.

DIRECTOR ATTENDANCE

  During 1998 the Board of Directors met 11 times (6 regular meetings and 5 special meetings). All directors attended at least 75% of the scheduled Board of Directors' meetings and meetings held by Committees of which they were members.

DIRECTOR COMPENSATION

  The following table shows compensation for Directors who are not employees:

 Compensation

  Annual Board Retainer                       $10,000
                                              1,000 shares of Humana Stock at
                                              Fair Market Value Cash Payment
                                              of 30 % of the Fair Market Value
                                              of Stock award
------------------------------------------------------------------------------
  Annual Stock Option Grant *                 5,000 stock options
------------------------------------------------------------------------------
  Annual Fee for Committee Chairperson        $3,000
  (except Executive Committee)
------------------------------------------------------------------------------
  Annual Fee--Executive Committee Members     $5,000
------------------------------------------------------------------------------
  Board Attendance Fee (per meeting)          $2,000

--------
* Options granted on January 2, 1998 had an exercise price of $21.25, the fair market value on that date.

  In addition, the Company paid certain local taxes which averaged approximately $550 per outside director.

  Effective March 1999, a director will also receive $1,000 per Committee meeting attended.

  In 1998 as the Company's Chairman of the Board of Directors, Mr. Jones received a $200,000 annual cash retainer in lieu of attendance fees and the annual board retainer fee outlined above. Mr. Jones does receive fees as an Executive Committee member. In addition to Board of Directors' responsibilities, Mr. Jones' compensation reflects his continuing consultation on major initiatives of the Company and on corporate strategy and policy, and his external activities, including preserving and enhancing the image of the Company within the health care industry. Mr. Jones was provided office space, with an annual value of approximately $43,500 and administrative and secretarial support with an annual cost of approximately $174,577. In addition, during 1998 the Company provided to Mr. Jones medical insurance, life and accidental death insurance, parking, use of the Company airplane, occupational tax, and membership to the fitness club at a cost of $58,564. The Company will continue to provide the benefits and arrangements described above to Mr. Jones for at least as long as he serves as Chairman of the Board.

  In 1998 in connection with his position as Vice Chairman of the Board, David
A. Jones, Jr. received $30,000 as reimbursement for office expenses. Mr. Jones, Jr. also was granted options for 40,000 Shares of Company Common Stock.

  The following table shows benefits for Directors who are not employees:

 Benefits

  Charitable Contributions                  Matches up to $20,000
-----------------------------------------------------------------
  Group Life and Accidental Death Insurance $100,000
-----------------------------------------------------------------
  Business Travel Accident Insurance        $250,000

  Directors may elect to participate in the medical and dental benefit programs offered to all employees of the Company at the same rate that all employees pay. Only one director has elected this option.

  The Company also maintains the 1989 Stock Option Plan for Non-employee Directors pursuant to which options to purchase 15,000 Shares of the Common Stock are granted at 100% of fair market value to each Non-employee Director upon his or her initial election to the Board of Directors. In addition, options to purchase 5,000 Shares of the Common Stock are granted on the first business day of each January at 100% of fair market value to each Non-employee Director who has been a director continuously for at least the full calendar year prior thereto.

  No new director will receive any retirement benefits. The current directors have been grandfathered under the Company's Retirement Policy (the "Policy"). The Policy provides that a director who is not an employee must retire at the annual meeting following his or her seventy-third birthday. The retiring director is entitled to elect to receive either (1) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997, or (2) in lieu thereof, an actuarially equivalent joint and survivor annuity payment. In addition, each retiring director also receives an annual matching charitable contribution benefit of 50% of the annual retirement benefit. Benefits are prorated for any retiring director who has not served at least ten years on the Board of Directors. Currently, the Company is paying benefits under the Policy to two former directors and has a separate letter agreement with one other former director that was executed before the adoption of the Policy. The benefits under the letter agreement are comparable to those under the Policy

BOARD COMMITTEES

  The Company has Audit, Executive, Investment, Medical Affairs, Nominating & Corporate Governance, and Organization & Compensation Committees of its Board of Directors. Membership as of the Record Date was as follows:

      Audit         Executive                Investment
      -----         ---------                ----------
Michael E.          David A. Jones, Chairman W. Ann Reynolds, Ph.D., Chairwoman
 Gellert, Chairman
K. Frank Austen,
 M.D.               Michael E. Gellert       K. Frank Austen, M.D.
John R. Hall        David A. Jones, Jr.      Michael E. Gellert
David A. Jones,
 Jr.                Gregory H. Wolf          David A. Jones, Jr.
Irwin Lerner

                                Nominating &           Organization
       Medical Affairs          Corporate Governance   & Compensation
       ---------------          --------------------   --------------
K. Frank Austen, M.D. Chairman  John R. Hall, Chairman Irwin Lerner, Chairman
Irwin Lerner                    David A. Jones, Jr.    K. Frank Austen, M.D.
W. Ann Reynolds, Ph.D.          W. Ann Reynolds, Ph.D. Michael E. Gellert
                                                       John R. Hall

AUDIT COMMITTEE                                              5 meetings in 1998

 . Recommends the appointment of the Company's independent accountants;
 . Reviews the scope and results of the audit plans of the independent accountants and the internal auditors;
 . Oversees the scope and adequacy of the Company's internal accounting control, and compliance systems;
 . Reviews the objectivity, effectiveness and resources of the internal audit function which reports directly to the Audit Committee;
 . Confers independently with the internal auditors and the independent accountants;
 . Determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

EXECUTIVE COMMITTEE                                          3 meetings in 1998

 . Exercises all the powers of the Board of Directors except as otherwise provided by Delaware law and the Company's Bylaws.

INVESTMENT COMMITTEE                                         2 meetings in 1998

 . Establishes objectives and policies for the various investment portfolios of the Company and related employee benefit plans; and . Analyzes and ratifies the investment performance decisions.

MEDICAL AFFAIRS COMMITTEE                                    5 meetings in 1998

 . Identifies customers' needs in the facilitation of health services and oversees their implementation;
 . Reviews the effectiveness of the functions which form managed care partnerships with physicians and which develop medical management processes which improve the quality of care delivered to the Company's members; and
 . Reviews processes which allow the Company to maintain accreditation and meet quality based regulatory requirements.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE                 No meetings in 1998

 . Establishes general criteria regarding the qualifications of nominees;
 . Recommends to the full Board of Directors the nominees for election of directors;
 . Considers nominations from stockholders as outlined in the Company's Bylaws; . Considers from time to time the overall relationship of the Board and management;
 . Studies and reviews with management the overall effectiveness of the Board.

ORGANIZATION & COMPENSATION COMMITTEE                         3 meetings in 1998

 .  Develops and administers the compensation policies and equity compensation plans of the Company;
 . Reviews and approves the salary and incentive compensation, including bonus, stock options and restricted stock for the Chief Executive Officer and other senior executives;
 .  Establishes the annual performance goals under the Company's incentive plans; and
 . Submits annually its report on executive compensation which is included in this Proxy Statement.

CORPORATE GOVERNANCE

  The Board's corporate governance guidelines incorporate principles by which the Board has been operating for many years. The guidelines are intended to serve as a flexible network within which the Board may conduct its business, not as a set of legally binding obligations. They should be interpreted in the context of all applicable laws and the Company's articles of incorporation, bylaws and other governing legal documents. The guidelines are as follows:

    .  Established the Nominating & Corporate Governance Committee of the
       Board.

    . A majority of the Directors should come from outside the Company and independence is important in the selection of new candidates. The Board selects candidates and extends invitations to join the Board.

    . The Board of Directors meets on a bi-monthly basis. Special sessions are scheduled as required. The Chairman and the President set the agenda, and directors may suggest items for inclusion. Information is made available to the Board of Directors a reasonable period of time before each meeting.

    . Only outside directors serve on the Company's Audit and Organization & Compensation Committees.

    .  All directors stand for election every year.

    .  Outside directors meet in executive session as required.

    . Every year the Board of Directors reviews and approves a one-year operating plan for the Company.

Organization & Compensation Committee Interlocks and Insider Participation

  All members of the Organization & Compensation Committee are Non-employee Directors and no member has any direct or indirect material interest in, or a relationship with, the Company, other than stock holdings as discussed herein and as related to his or her position as director. During 1998, no member of the Organization & Compensation Committee had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                          STOCK OWNERSHIP INFORMATION

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all the forms they file.

  During the year ended December 31, 1998, based upon the Company's knowledge of stock transfers, review of copies of these reports and written representations by the persons furnished to the Company, all executive officers, directors and greater than ten percent beneficial owners of the Company's Common Stock complied with Section 16(a) filing requirements applicable to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS OF COMPANY COMMON STOCK

Principal Stockholders of the Company

  The following table shows certain data with respect to those persons known by the Company to be the beneficial owners of 5% or more of the outstanding Common Stock of the Company as of the Record Date.

FMR Corp. (and Affiliates)
82 Devonshire Street
Boston, MA 02109                   16,974,386 shares 10.1%(1)(2)

Franklin Resources, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
777 Mariners Island Boulevard
San Mateo, CA 94404
-and-
Templeton Global Advisors Limited
Lyford Cay, P.O. Box N-7759
Nassau, Bahamas                    14,370,898 shares  8.6%(1)(3)

Scudder Kemper Investments, Inc.
Scudder, Stevens & Clark Inc.
Two International Place
Boston, MA 02110                    9,311,869 shares  5.6%(1)(4)

Dreman Value Management, L.L.C.
10 Exchange Place
Jersey City, NJ 07203               8,973,685 shares  5.4%(1)(5)

David A. Jones
Chairman of the Board               8,427,363 shares  5.0%(1)

--------
(1) The percentage is based on 167,579,888 shares outstanding on the Record
    Date.

(2) Based on a Form 13G filed with the SEC for the year ended December 31, 1998. FMR Corp. (and Affiliates) has sole power to vote or to direct the vote of 269,886 shares; and has sole power to dispose or to direct the disposition of 16,974,386 shares.

(3) Based on a Form 13G/A filed with the SEC for the year ended December 31, 1998, the following companies and/or principal shareholders vote shares as follows:

   Sole power to vote or direct the vote:
   Franklin Resources, Inc. (Parent Holding Co.)
   Charles B. Johnson (Principal Shareholder of Parent Holding Com-
    pany)
   Rupert H. Johnson, Jr. (Principal Shareholder of Parent Holding
    Company)
   Templeton Global Advisors Limited (Investment Advisor)            13,921,868
   Templeton Management Limited (Advisory Subsidiary)                   386,200
   Templeton/Franklin Investment Services, Inc. (Advisory Subsidi-
    ary)                                                                 59,330
   Templeton Investment Management Limited (Advisory Subsidiary)          3,500
   Sole power to dispose or to direct the disposition of shares:
   Franklin Resources, Inc. (Parent Holding Co.)
   Charles B. Johnson (Principal Shareholder of Parent Holding Com-
    pany)
   Rupert H. Johnson, Jr. (Principal Shareholder of Parent Holding
    Company)
   Templeton Global Advisors Limited (Investment Advisor)            13,921,868
   Templeton Management Limited (Advisory Subsidiary)                   386,200
   Templeton/Franklin Investment Services, Inc. (Advisory Subsidi-
    ary)                                                                 59,330
   Templeton Investment Management Limited (Advisory Subsidiary)          3,500

  No shared power to vote, direct to vote, dispose of or direct the disposition of any shares.

(4) Based on a Form 13G filed with the SEC for the year ended December 31, 1998, Scudder Kemper Investments, Inc. has sole power to vote 123,099 shares; has shared power to vote 9,125,370 shares; has sole power to dispose of 1,413,799 shares; and has shared power to dispose of 7,898,070 shares.

(5) Based on a Form 13G filed with the SEC for the year ended December 31, 1998, Dreman Value Management, L.L.C. has sole power to vote 742,630 shares; has shared power to vote 331,490 shares; has sole power to dispose of 8,973,685 shares; and has no shared power to dispose of shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows stock ownership by each Named Executive Officer, (see "Executive Compensation of the Company"), and by the Company's directors and executive officers as a group as of March 1, 1999, unless otherwise indicated.

                                                   Company
                                                Common Stock
                                                Beneficially
                                                 Owned as of       Percent
                                             March 1, 1999(1)(2) of Class(3)
                                             ------------------- -----------
David A. Jones(4)                                 8,427,363          5.0
K. Frank Austen, M.D.                                42,300
Michael E. Gellert                                  147,700
John R. Hall                                         52,588
David A. Jones, Jr.                                 351,237
Irwin Lerner                                         39,000
W. Ann Reynolds, Ph.D.                               46,600
Gregory H. Wolf(5)                                  450,000
Michael B. McCallister                              262,049
Jerry D. Reeves, M.D.                                16,000
Arthur P. Hipwell                                   256,456
Kenneth J. Fasola                                    34,404
All directors and executive officers as a
 group (18 in number, including those named
 above)                                          10,603,444          6.3

--------
(1) Beneficial ownership of Shares of Company Common Stock, for purposes of this Proxy Statement, includes Shares of Company Common Stock as to which a person has or shares voting and/or investment power. These footnotes describe whenever an individual shares voting and/or investment power over the Shares of Company Common Stock beneficially owned by them.

  As described in the footnotes, the number of Shares of Company Common Stock listed excludes:

  (a) the interest of certain persons in Shares of Company Common Stock held by family members in their own right; and

  (b) certain Shares of Company Common Stock held for the benefit of such individuals by the Humana Retirement and Savings Plan (the "HRSP") on February 1, 1999, (the latest date for which the information is available), over which the employee participant has no voting or investment power. They are as follows: G. H. Wolf, 677; M. B. McCallister, 9,441; J. D. Reeves, 134; A. P. Hipwell, 896; K. J. Fasola, 628; and Group, 19,114.

  The number of Shares of Company Common Stock listed, however, includes:

  (a) certain Shares of Company Common Stock held for the benefit of the individuals in the HRSP as of February 1, 1999, over which the employee participant has no voting power but does have investment power. In certain circumstances such as a merger or reorganization, voting rights on all Shares of Company Common Stock pass to the individual HRSP participant in which case all HRSP Shares of Company Common Stock could be deemed to be beneficially owned. They are as follows: G. H. Wolf, 0;
      M. B. McCallister, 20,050; J. D. Reeves, 0; A. P. Hipwell, 4,687; K. J. Fasola, 16,874; and Group, 87,208.

  (b) Shares of Company Common Stock which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after March 1, 1999 under the Company's 1981 Non-Qualified Stock Option Plan, the 1989 Stock Option Plan for Employees, the 1989 Stock Option Plan for Non-employee Directors and the 1996 Stock Incentive Plan for Employees (collectively the "Stock Option Plans"). They are as follows: D. A. Jones, 475,000; K. F. Austen, 37,800; M. E. Gellert, 25,000; J. R. Hall, 40,000; D. A. Jones,
      Jr., 131,668; I. Lerner, 35,000; W. A. Reynolds, 40,000; G. H. Wolf,
      175,000; M. B. McCallister, 229,000; A. P. Hipwell, 231,580; and Group,
      1,740,714.

(2) Excludes shares of Company Common Stock held by directors' spouse over which they have no voting or investment power. They are as follows: D. A. Jones, Jr., 72; I. Lerner, 1,000; and W. A. Reynolds, 87.

(3) Unless indicated, less than 1% of the class.

(4) Excludes 1,385 Shares of Company Common Stock held by Mr. Jones' wife over which Mr. Jones has no voting or investment power. Also excludes Shares of Company Common Stock owned by other children of Mr. Jones who are past the age of majority over which Mr. Jones has no voting or investment power.

(5) Also includes 166,666 shares of restricted stock, which will vest from 1999 to 2000.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION OF THE COMPANY

  The following Summary Compensation Table shows the compensation earned for the time period served as an executive officer during the past three years by
(1) the President and Chief Executive Officer and (2) each of the four other highest compensated executive officers of the Company serving at December 31, 1998, (collectively the "Named Executive Officers").

                           Summary Compensation Table

                                   Annual Compensation          Long-Term Compensation
                             -------------------------------- --------------------------- Number of
                                                              Restricted     Value of     Securities
                                               Other Annual     Stock    Restricted Stock Underlying    All Other
       Name and              Salary  Bonus(1) Compensation(3) Awards(2)   at Year End(2)   Options   Compensation(3)
  Principal Position    Year    $       $            $            #             $             #             $
  ------------------    ---- ------- -------- --------------- ---------- ---------------- ---------- ---------------
Gregory H. Wolf         1998 800,000 697,600       56,921          --             --       434,664       122,713
 President and Chief    1997 571,233 200,000       35,771      100,000      1,231,241      384,000       114,095
 Executive Officer      1996 368,913 417,418      108,116      100,000      1,855,210      350,000        68,106

Michael B. McCallister  1998 350,000 228,900      282,680       12,000        222,625      152,860        62,279
 Sr. Vice President--   1997 280,384 100,000      151,665          --             --        60,000        47,845
 Health System          1996 228,931  38,700       81,975          --             --       135,000        33,509
 Management

Jerry D. Reeves, M.D.   1998 320,000 209,280       11,698       10,000        185,521      166,200        11,256
 Sr. Vice President     1997 265,627 180,000       95,298        6,000            --       100,000
 and Chief Medical
 Officer

Arthur P. Hipwell       1998 300,000 196,200       15,524          --             --       161,580        39,379
 Sr. Vice President     1997 260,000  80,000       11,470          --             --        40,000        34,627
 and General Counsel    1996 252,000  32,611       12,084          --             --           --         50,157

Kenneth J. Fasola       1998 284,792 186,194       19,470       15,000        278,282      249,440        48,579
 Sr. Vice President--   1997 260,000 145,000       13,769          --             --        80,000        52,496
 Sales, Marketing and   1996 256,375 137,955       86,534          --             --        90,000        32,299
 Business Development

--------
(1) The amounts include retention bonuses for Messrs. Wolf and Fasola in 1997 in connection with the merger of EMPHESYS Financial Group, Inc. ("EFG") in the amounts $200,000 and $75,000. Dr. Reeves' 1997 award reflects a bonus of $100,000 received when he joined the Company in January 1997.

(2) Mr. Wolf was awarded 100,000 Shares of restricted stock both at the time of his promotion to Chief Executive Officer in 1997 and upon his election as President in 1996. Mr. Wolf's 1997 Shares of Company Common Stock vest ratably over three years from date of grant (with the first 33,334 shares having vested 12/01/98) and the 1996 award vests 100% at the end of three years from the date of grant. Dr. Reeves was awarded 6,000 Shares of restricted stock upon his date of hire, which vested one year from date of grant (1/27/98). The 1998 restricted stock awards for Messrs. Fasola, McCallister and Dr. Reeves vest in equal one-third installments beginning on January 1, 2000, provided the Company achieves earnings per share ("EPS") equal to the minimum management incentive plan goal for the previous year. The value of unvested restricted stock is based on the average price of the Company Common Stock at December 31, 1998 of $18.7188 less amounts paid by recipient. The Company does not pay dividends, but the holder of restricted stock is entitled to dividends if paid.

(3) Other Annual Compensation includes Company provided transportation, executive insurance and relocation expense which are listed in the table below. All Other Compensation represents amounts contributed or accrued to the HRSP and contributions and earnings related to the Supplemental Executive Retirement Plan and Thrift Excess Plan ("Long Term Benefit Plans"). The breakdown is listed in the table below.

                                                                           All Other Compensation
                                     Other Annual Compensation             Long Term Benefit Plan
                             ----------------------------------------- ------------------------------
                             Transportation Exec. Ins. Relocation/Misc Contribution Earnings/(Losses)
                        Year       $            $             $             $               $
                        ---- -------------- ---------- --------------- ------------ -----------------
Gregory H. Wolf         1998     53,925       2,996            --        108,584         14,129
                        1997     33,665       2,106            --        106,706          7,389
                        1996     19,938         448         87,730        61,023          7,083

Michael B. McCallister  1998     10,892       1,310        270,478        47,750         14,529
                        1997     16,226       1,032        134,407        33,511         14,334
                        1996      9,020         661         72,294        31,289          2,220

Jerry D. Reeves, M.D.   1998     10,500       1,198            --         11,256            --
                        1997      9,490         982         84,826           --             --

Arthur P. Hipwell       1998     14,401       1,123            --         40,084           (705)
                        1997     10,500         970            --         28,526          6,101
                        1996     11,214         870            --         47,205          2,952

Kenneth J. Fasola       1998     18,412       1,058            --         45,180          3,399
                        1997     13,301         468            --         45,229          7,267
                        1996      7,798         --          78,736        29,769          2,530

1998 STOCK OPTION GRANTS

  The following table provides information on stock options granted to the Named Executive Officers during the year ended December 31, 1998.

                                                                              Potential Realizable
                                    Number of  % of Total                       Value at Assumed
                                    Securities  Options   Exercise               Annual Rates of
                                    Underlying  Granted    Price                   Stock Price
                                     Options       To       Per                 Appreciation For
                                     Granted   Employees   Share                 Option Term (3)
                           Date        (1)      in 1998     (2)    Expiration     5%        10%
                        of Award(1)     #          %         $        Date        $          $
                        ----------- ---------- ---------- -------- ---------- ---------- ----------
Gregory H. Wolf           9/17/98    434,664      6.86    15.5938  11/16/05-   3,442,743  8,364,607
                                                                   12/01/07

Michael B. McCallister    1/15/98     40,000       .63    20.1563  01/15/08      507,044  1,284,953
                          9/17/98    112,860      1.78    15.5938  01/12/05-     875,805  2,125,488
                                     -------      ----                        ---------- ----------
                                     152,860      2.41             01/15/08    1,382,849  3,410,441
                                     =======      ====                        ========== ==========

Jerry D. Reeves, M.D.     1/15/98     40,000       .63    20.1563  01/15/08      507,044  1,284,953
                          9/17/98    126,200      1.99    15.5938  01/27/07-   1,030,779  2,514,696
                                     -------      ----                        ---------- ----------
                                     166,200      2.62             01/15/08    1,537,823  3,799,649
                                     =======      ====                        ========== ==========

Arthur P. Hipwell         1/15/98     30,000       .47    20.1563  01/15/08      380,283    963,715
                          9/17/98    131,580      2.08    15.5938  01/12/05-     908,196  2,161,109
                                     -------      ----                        ---------- ----------
                                     161,580      2.55             01/15/08    1,288,479  3,124,824
                                     =======      ====                        ========== ==========

Kenneth J. Fasola         1/15/98     40,000       .63    20.1563  01/15/08      507,044  1,284,953
                          9/17/98    209,440      3.31    15.5938  11/16/05-   1,609,836  3,884,574
                                     -------      ----                        ---------- ----------
                                     249,440      3.94             01/15/08    2,116,880  5,169,527
                                     =======      ====                        ========== ==========

--------
(1) Messrs. Fasola, Hipwell, McCallister and Dr. Reeves each received 14,883 incentive stock options on 1/15/98, with the balance being non-qualified options. The 1/15/98 options become exercisable in equal annual one third installments. The 9/17/98 stock option grant reflects options that were exchanged at the election of the optionee. See the Ten Year Option Repricings Table for further information. In the event of a Change in Control of the Company, all outstanding stock options become fully vested and immediately exercisable in their entirety. In addition, during the 60-day period following the Change in Control, any stock option (or portion thereof) may generally be surrendered for cancellation for a payment of the difference between the market and option price as more fully described in the 1996 Plan.

(2) The exercise price per share for all options was equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or, at the discretion of the Organization & Compensation Committee, in Shares of Company Common Stock valued at fair market value on the date immediately preceding the date of exercise, or any combination thereof.

(3) The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Shares of Company Common Stock appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company Common Stock prices. No assurances can be given that the stock price will appreciate at these rates or experience any appreciation at all.

1998 OPTION EXERCISES AND YEAR-END VALUES

  The following table provides information on the value of stock options exercised during the year ended December 31, 1998 and the year-end values of unexercised options for the Named Executive Officers.

                                                     Number of Securities      Value of Unexercised
                                                    Underlying Unexercised    "In-the-Money" Options
                                                      Options at Year End         at Year End(1)
                          Shares Acquired  Value   ------------------------- -------------------------
                            On Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
                                 $           $          #            #            $            $
                          --------------- -------- ----------- ------------- ----------- -------------
Gregory H. Wolf.........        --            --     175,000      609,664           --     1,358,325
Michael B. McCallister..        999        25,739    229,000      157,860     1,932,888      491,909
Jerry D. Reeves, M.D....        --            --         --       126,200           --       394,375
Arthur P. Hipwell.......        --            --      75,000      156,580        77,347      436,970
Kenneth J. Fasola.......        --            --         --       209,440           --       654,500

--------
(1) The Value of Unexercised "In-the-Money" options is based on the difference between the December 31, 1998 (the last trading day of 1998) average trading price of the Company's Common Stock of $18.7188 as reported on the New York Stock Exchange Composite Tape, and the exercise price of the options. If the December 31, 1998 average trading price of $18.7188 is less than the per share exercise price, no amounts are shown.

TEN YEAR OPTION REPRICINGS

  In September 1998, the Board of Directors, including the Organization and Compensation Committee, authorized the exchange of certain stock options at the then fair market value of the Company's Common Stock. All active employees, including executive officers, who held outstanding options under the Company's Stock Option Plans were given the opportunity to reprice. Outstanding stock options with an exercise price in excess of $18.125 per share could be exchanged in return for a reduced number of options, with a deferred vesting date to a point one year after the exchange date. Non-employee directors did not participate in the repricing.

  The explanation of the Organization and Compensation Committee for this exchange is included in the Organization and Compensation Committee Report in this Proxy Statement. Approximately 413 employees participated in the exchange which resulted in the cancellation of 5,503,491 options and the granting of options to purchase 4,559,438 shares.

                                 Original             Market                       Length of
                                  Number      New      Price                        Original
                                Securities  Options  of Stock  Exercise           Option Term
                                Underlying Received   at Time  Price at    New    Remaining at
                                 Options      In        of      Time of  Exercise   Date of
                                 Reprice   Repricing Repricing Repricing  Price    Repricing
Name                     Date       #          #         $         $        $          #
----                    ------- ---------- --------- --------- --------- -------- ------------
Gregory H. Wolf         9/17/98  234,000    186,264   15.5938   22.6563  15.5938      9.17
                        9/17/98  150,000    137,550   15.5938   18.8125  15.5938      8.27
                        9/17/98  150,000    110,850   15.5938   22.6250  15.5938      7.13
                                 -------    -------
                                 534,000    434,664

Michael B. McCallister  9/17/98   40,000     34,800   15.5938   20.1563  15.5938      9.29
                        9/17/98   40,000     30,480   15.5938   23.4375  15.5938      8.77
                        9/17/98   20,000     18,340   15.5938   18.8125  15.5938      8.27
                        9/17/98   42,500     29,240   15.5938   23.0625  15.5938      6.28
                                 -------    -------
                                 142,500    112,860

Jerry D. Reeves, M.D.   9/17/98   40,000     34,800   15.5938   20.1563  15.5938      9.29
                        9/17/98  100,000     91,400   15.5938   18.3125  15.5938      8.32
                                 -------    -------
                                 140,000    126,200

Arthur P. Hipwell       9/17/98   30,000     26,100   15.5938   20.1563  15.5938      9.29
                        9/17/98   40,000     36,680   15.5938   18.8125  15.5938      8.27
                        9/17/98  100,000     68,800   15.5938   23.0625  15.5938      6.28
                                 -------    -------
                                 170,000    131,580

Kenneth J. Fasola       9/17/98   40,000     34,800   15.5938   20.1563  15.5938      9.29
                        9/17/98   80,000     73,360   15.5938   18.8125  15.5938      8.27
                        9/17/98   90,000     79,110   15.5938   19.1875  15.5938      7.86
                        9/17/98   30,000     22,170   15.5938   22.6250  15.5938      7.13
                                 -------    -------
                                 240,000    209,440

OFFICER'S TARGET RETIREMENT PLAN

  The Company also has in effect the Officer's Target Retirement Plan ('OTRP'), which is a non-qualified, unfunded plan providing supplemental retirement benefits to each Company officer, including the Named Executive Officers, and other designated key employees.

  The following table illustrates the estimated maximum annual benefit which would be payable at age 65 to a participant, at various average compensation levels for specified years of credited service, under the OTRP:

                Estimated OTRP Maximum Annual Benefit at Age 65
                   For Years of Credited Service Shown (1)(2)

Average Rate
   of
Compensation    10 Years      15 Years      20 Years      25 Years       30 Years
------------    ---------     ---------     ---------     ---------     ----------
$  100,000      $  16,700     $  25,050     $  33,400     $  41,750     $   50,000
   200,000         33,400        50,100        66,800        83,500        100,000
   300,000         50,100        75,150       100,200       125,250        150,000
   400,000         66,800       100,200       133,600       167,000        200,000
   500,000         83,500       125,250       167,000       208,750        250,000
   600,000        100,200       150,300       200,400       250,500        300,000
   700,000        116,900       175,350       233,800       292,250        350,000
 1,000,000        167,000       250,500       334,000       417,500        500,000
 1,500,000        250,500       375,750       501,000       626,250        750,000
 2,000,000        334,000       501,000       668,000       835,000      1,000,000

--------
(1) These estimates are based on the assumption that (a) the OTRP will be continued under its present terms; (b) the participant will continue with the Company until, and retire at, age 65; and (c) the participant elected to receive an annual distribution instead of a lump sum payment.

(2) The amounts shown are the total targeted retirement benefit and are reduced with respect to benefits received under the Retirement Account in the HRSP, the Supplemental Executive Retirement Plan and Social Security benefits.

  The benefits will be based on salary and incentive compensation under the OTRP. The maximum years of service credited under the OTRP are 30 years, unless otherwise changed by the Board of Directors. The years of service for each of the other Named Executive Officers are as follows: Gregory H. Wolf--10; Michael
B. McCallister--25; Jerry D. Reeves, M.D.--2; Arthur P. Hipwell--18; and Kenneth J. Fasola--9; Messrs. Wolf and Fasola were credited for their years of service with EFG.

CERTAIN AGREEMENTS

  In December 1997, the Company entered into and amended in December 1998, an agreement with Mr. Wolf pursuant to which he 1) serves as President and Chief Executive Officer of the Company at an annual base salary in an amount not less than his base salary at the effective date of the agreement, 2) participates in an incentive plan providing for a target incentive compensation amount of not less than 100% of his base salary and 3) shall be eligible for participation in all benefit plans and programs made available by the Company for its executive employees. In the event of termination of employment without Good Cause (as defined in the agreement), or with Good Cause under certain circumstances as set out in the Agreement, or pursuant to disability or death, the Company will pay to him or his estate a prorated bonus calculated on the basis of 100% of base salary, plus an amount equal to his base salary plus bonus calculated at 100% of his base salary. He is also entitled to continue coverage under the Company's life, health and disability plans for a 12-month period upon the same terms and costs for other employees of the Company. Additionally, all restricted shares shall become vested and all stock options shall become fully vested and shall be exercisable for a two-year period following his termination.

  In the event of termination of employment with Good Cause, Mr. Wolf would receive an amount equal to his then current base salary earned but not yet paid and shall have a period of 90 days to exercise any vested options. Mr. Wolf would forfeit any unvested options or restricted shares.

  In the event of termination of employment because Mr. Wolf gives notice of termination of the agreement, or because Mr. Wolf voluntarily terminates his employment during the Employment Period, then the Company shall pay to him an amount equal to his base salary. Any bonus payable shall be prorated. He is also entitled to continue coverage for a 12-month period under the Company's life, health and disability plans upon the same terms and costs for other similarly situated employees of the Company.

  In the event of termination of employment following a Change in Control, as defined in the agreement, then Mr. Wolf shall receive 1) his full base salary earned but not yet paid through the termination date at the greater of the rate in effect at the time of the Change in Control or the Termination Date (Higher Annual Base Salary), plus any incentive compensation which has been earned, 2) an amount equal to two and one-half times the amount equal to the sum of the Higher Annual Base Salary plus the maximum target incentive compensation which could have been earned, and 3) continued coverage for a two-year period, at the Company's expense, under all life, health, dental, accidental death and dismemberment and disability insurance.

  All officers elected by the Board of Directors, including the Named Executive Officers, generally receive health benefits upon termination for themselves and their eligible dependents at a predetermined rate until the earlier of attainment of age 65 or obtaining other coverage.

  The Company has entered into agreements with all other officers, including the Named Executive Officers, and key management employees, which for a two-year period following a Change in Control provide certain benefits upon termination. Such termination shall be involuntary or shall be due to a resignation as a result of a change in responsibilities or compensation. Under these agreements, these individuals would be entitled to receive severance pay which generally is determined by multiplying the sum of each individual's annual base salary, and the maximum incentive compensation payable to him or her, by a multiple ranging from one to one and one-half.

  In addition, in the event of a Change in Control of the Company, benefits are payable under the Company's Stock Option Plans, and health, life and disability insurance coverage is available.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In 1994, the Company entered into an agreement with JAPC, Inc. ("JAPC"), which is owned by David A. Jones. The Company provides hangar space, pilot services and maintenance for an airplane owned by JAPC, and the Company may also use the JAPC pilots to fly Company-owned aircraft. The rate paid for the hangar space is at least as favorable to the Company as market rates for comparable space. The Company is fully reimbursed for the cost of airplane maintenance. Either party upon 30 days' written notice generally may terminate the agreement. For the year ended December 31, 1998, the Company was reimbursed by JAPC $51,759.

  Effective January 1998, the Company entered into an Aircraft Interchange Agreement with JAPC. Under the terms of the Agreement, the Company leases its aircraft to JAPC and JAPC leases its aircraft to the Company. The lessee exchanges with the lessor equal time on the lessee's aircraft. The Company and JAPC each bill the other for any flights that occurred in the preceding month. Any difference in number of hours is carried over to succeeding months and is offset against flight hours on aircraft of the other party. Either party upon 60 days' written notice generally may terminate the agreement. For the year ended December 31, 1998 the Company used JAPC's aircraft 19.8 hours and JAPC used the Company's aircraft 21.4 hours.

  Chrysalis Ventures, LLC ("CV") is a venture capital firm in Louisville, Kentucky. David A. Jones, Jr., director nominee and Vice Chairman of the Board, is Chairman and Managing Member of CV. CV manages two entities that together have a 36% investment ("CV Investment") in Community Physician Network, a physician services company ("CPN"). David A. Jones, director nominee and Chairman of the Board, owns an interest in the CV Investment. In November 1998 a subsidiary of the Company entered into a five-year contract with the North Central Florida Medical Network, a physician network ("NCFMN"). The contract may be terminated by either party upon 180 days notice. NCFMN is managed by a company ("Management Company") that is controlled by CPN. Through their CV Investment, Mr. Jones and Mr. Jones, Jr., may be deemed indirectly to hold approximately 6.8% of CPN. Mr. Jones. Jr., as controlling shareholder of CV, exercises control of the investment and voting decisions of the CV Investment. During 1998, the Company made total payments directly or indirectly to the Management Company of $442,000 consisting primarily of a management fee. The arrangement with NCFMN is comparable to those with other physician networks in the Florida area.

  In 1995, the Company completed a commitment to invest $1 million in the African-American Venture Capital Fund, LLC., a Kentucky Limited Liability Company ("Fund"). This investment makes the Company a greater than 10% stockholder of the Fund. David A. Jones made a similar investment in the Fund and is also a greater than 10% stockholder of the Fund. David A. Jones, Jr. is a director of the Fund. The Fund was established to provide capital and management resources to enhance the growth and development of businesses owned by African-Americans living in the metropolitan Louisville, Kentucky area.

  In August 1997, the Company loaned Michael B. McCallister, Vice President, $250,000, with interest at 8.50%, to assist him in moving from the Company's Louisville, Kentucky office to its Florida Regional office. The largest amount outstanding during 1998 was $268,772. Mr. McCallister repaid the loan in full in July 1998.

                  ORGANIZATION & COMPENSATION COMMITTEE REPORT

Executive Officer Compensation Policy

  The Organization & Compensation Committee (the "Committee") administers the Company's executive officer compensation program, the key components of which are base salary, incentive compensation, stock option and restricted stock awards. Each member of the Committee is an independent non-employee director who has never been an employee of the Company.

  The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both short and long-term results. One component, the annual incentive bonus, permits team and individual performance to be recognized on an annual basis and is based, in part, on an evaluation of the contribution made by the officer to Company performance. Stock options are included in the compensation program to reward executive officers for longer-term strategic actions that increase Company value. This use of stock options directly relates a significant portion of each executive officer's long-term remuneration to the Company's stock price, and thus aligns the executive's compensation with the interests of the Company's other stockholders. The granting of stock options, as well as the limited use of restricted stock is used to: (1) recognize promotions of executives into positions of significant responsibilities, (2) recognize significant accomplishments of executives, particularly as the accomplishments impact growth, profits and/or competitive positioning, and (3) as an additional incentive to attract and retain high level executive talent. The Committee uses outside consultants to assist it in evaluating the various components of executive officer compensation.

  The executive officer compensation program is designed to allow the Company to be competitive in the marketplace in attracting, motivating and retaining key executive officers. The marketplace is defined as both (1) publicly traded companies approximating the Company's revenue and employee size, and (2) specific companies in the managed care industry. Although data from specific competitors in the managed care industry is used in the compensation analysis, because of mergers in the managed care industry, the Company uses a health care index in its Stock Performance graph instead of a specific peer group. The Committee believes this definition of the marketplace provides a good benchmark for analyzing competitiveness of the Company's executive compensation program. The Committee considers the overall compensation package when setting any one component of compensation.

Base Compensation

  Base compensation for executive officers is determined by an assessment of overall company performance, executive officer performance, changes in executive officer responsibilities and relevant industry survey findings. While many aspects of performance can be measured in financial terms, the Committee also evaluates senior management in areas of performance, which are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and associates, innovation and improvement in the Company's products and processes, as well as the executive's involvement in industry groups and in the communities that the Company serves. The Company's policy is to collectively set executive base salaries between the marketplace median and the 75th percentile of the Company's peer group. Individual salaries are established in alignment with this target to ensure the attraction, development and retention of superior talent and in relation to individual executive performance.

Incentive Compensation

  The Company's incentive compensation plans are designed to reward officers and designated key associates for the attainment of financial goals and other performance objectives approved annually by the Committee. Incentive compensation objectives are constructed to optimize responsible and profitable growth while taking into account non-routine factors such as acquisitions that are integral to the growth strategy of the Company. During 1998, the Company had two incentive compensation plans that covered its executive officers. Mr. Wolf participated in the Humana Inc. Executive Management Incentive Compensation Plan--Group A, providing for an award based solely on the attainment of pre-established Company consolidated net income objectives, with maximum potential payments of 100% of base pay. In addition, Mr. Wolf also participated in a discretionary bonus plan with a potential of an additional 25% of base pay. For 1998, Mr. Wolf did not receive any payment under this discretionary plan. All other executive officers, including the Named Executive Officers, were covered by the Company's 1998 Management Incentive Plan, which based awards on the attainment of certain earnings and growth goals for 1998 with maximum potential payments ranging from 55% to 75% of base pay. For 1998, approximately 87.2% of the target award was earned based on consolidated net income objectives.

Equity Compensation

  The Company uses stock options and restricted stock awards to reward officers and key associates for long-term performance and as a method to attract, motivate, and retain these key employees. The use of equity based compensation provides a vital, long-term link between the results achieved for the Company's stockholders and the rewards provided to executive officers and other associates.

  All stock options are granted at the fair market value of the Company's stock on the date of grant. The Committee, through review of stock programs at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards with the assistance of outside consultants. The number of shares covered by each award reflects the executive's level of responsibility along with past and anticipated future contributions to the Company.

  The Company awarded performance-based, restricted stock to approximately 86 employees, including the Named Executive Officers other than Mr. Wolf, which vest in equal one-third installments beginning January 1, 2000, provided the Company achieves earnings per share objectives equal to the minimum management incentive compensation goal in the previous fiscal year. While the Committee limits the use of restricted stock awards, it believes that attainment of the performance objectives provides an appropriate safeguard.

  In 1998, excluding the repricing described hereafter, the Committee granted options and restricted stock totaling approximately 1.1% of the Company's outstanding Common Stock. See "Chief Executive Officer Compensation" below for a description of stock awards to Mr. Wolf. See "Summary Compensation Table," "1998 Stock Option Grants" and "The Ten Year Option Repricing Table" for a description of stock options and restricted stock granted to the other Named Executive Officers.

Stock Option Repricing Report

  In September 1998, the Board of Directors, including the Organization and Compensation Committee thereof, authorized the exchange of certain stock options at the then fair market value of the Company's Common Stock. All active employees, including executive officers, who held outstanding options under the Company's Stock Option Plans, were given the opportunity to reprice. Non-employee directors did not participate in the repricing.

  Optionees were permitted to exchange outstanding options with an exercise price greater than $18.125 for a reduced number of new options at the fair market value on September 17, 1998 of $15.5938. The exchange methodology used to determine the new number of shares was provided by an outside compensation consultant and the Committee believes it was fair to both our stockholders and our employee option holders. The exchange ratio varied based on the option price and the remaining term. Depending on the particular option, the exchange ratio ranged from 60.9% to 91.7%.

  To ensure that options continued to be a retention tool, vesting was deferred until September 17, 1999 (one year after repricing), for any options increments that were currently vested or which would otherwise vest before then. All other option increments retained their original vesting.

  The Committee used the following factors in its decision to reprice certain options:

  - During 1998, a merger agreement between the Company and another healthcare company was terminated and the stock price fell substantially. The market and the entire healthcare industry encountered difficulties beyond the control of management.

  - During these times, the need to retain and motivate key employees was heightened. Although the merger involving the Company was not consummated, the healthcare industry continues to consolidate and there is intense competition for experienced personnel.

  - The Company had not repriced options at any time during the last 10 years.

  During its deliberations over whether to authorize this stock option exchange program, the Committee considered at length the potential disadvantages of such an exchange program, including the potential negative reactions among the existing stockholders of the Company. It was the conclusion of the Committee, that given the intense competition in the Company's industry for experienced employees, the stock option exchange program was critical to the Company's ability to implement its new business strategies, including the retention and incentivizing of key executives.

Chief Executive Officer Compensation

  In December 1997, upon his election as the Company's President and Chief Executive Officer, Mr. Wolf received an increase in base salary to $800,000 which then became his base salary for 1998. Mr. Wolf participated in an incentive compensation program that had been approved by stockholders. Pursuant to this program, for 1998 Mr. Wolf received an incentive compensation bonus in the amount of $697,600. Mr. Wolf received an option grant and grant of restricted stock in December 1997 and also participated in the option exchange program in 1998. In November 1998, the Committee approved an increase in Mr. Wolf's base salary to $850,000 effective January 1999. The Company also signed a revised Employment Contract with Mr. Wolf that is more fully described in this Proxy Statement under "Executive Compensation of the Company Certain Agreements." The Committee used an outside compensation consultant, evaluated the Company's performance and received comparative data in making decisions regarding Mr. Wolf's compensation package.

Executive Compensation Tax Deductibility

  The Omnibus Budget Reconciliation Act of 1993 amended the Code to generally provide that compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible by the Company, only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the Committee's policy to maximize the effectiveness of the Company's executive compensation plans. In that regard, the Committee intends to maintain flexibility to take actions which it deems to be in the best interest of the Company and its stockholders. Such actions may not always qualify for tax deductibility under the Code. The Company believes it has taken the necessary steps to qualify the Company's performance-based compensation plans for tax deductibility. The Company also believes that all compensation paid for 1998 is deductible for federal income tax purposes, except for approximately $664,250 in the aggregate paid to Mr. Wolf.

  All members of the Organization & Compensation Committee of the Company whose members are as follows submit the foregoing report:

ORGANIZATION & COMPENSATION COMMITTEE

Irwin Lerner, Chairman
K. Frank Austen, M.D
Michael E. Gellert
John R. Hall

  The foregoing report of the Organization & Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

                           COMPANY STOCK PERFORMANCE

  The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's Composite 500 Stock Index ("S&P 500") and the Morgan Stanley Healthcare Payor Index for the 70 months ended December 31, 1998. The graph assumes an investment of $100 in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index, and the Morgan Stanley Healthcare Payor Index ("Peer Group") on March 1, 1993, and also assumes reinvestment of all dividends.



                3/1/93 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
                ------ -------- -------- -------- -------- -------- --------
Humana Inc.      $100    $241     $307     $371     $257     $281     $241
S&P 500          $100    $105     $104     $139     $167     $219     $278
Morgan Stanley
 Healthcare
 Payor Index     $100    $158     $206     $259     $226     $234     $249

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, in accordance with the recommendation of its Audit Committee, the members of which are not employees of the Company, has appointed PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1999. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                          By Order of the Board of Directors,


                                            /s/ Joan O. Lenahan
                                            Joan O. Lenahan, Secretary

                                  HUMANA INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             Thursday, May 6, 1999
                                10:00 a.m., EDT
                                Humana Building
                             25th Floor Auditorium
                              500 West Main Street
                          Louisville, Kentucky 40202

                                  HUMANA INC.

                             YOUR VOTE IS IMPORTANT

                     VOTE BY TELEPHONE OR INTERNET OR MAIL

Humana Inc. encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:00 p.m. NEW YORK TIME ON MAY 5, 1999.

Your telephone or Internet vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

 VOTE BY TELEPHONE: ON A TOUCH-TONE TELEPHONE DIAL 1-800-690-6903 FROM THE U.S.
                    AND CANADA. You will be asked to enter the CONTROL NUMBER
                    located below. Then follow the instructions.
                                                 OR
 VOTE BY INTERNET:  ACCESSING THE INTERNET VOTING SITE AT WWW. PROXYVOTE.COM.
                    Click on the "PROXY VOTING" icon--You will be asked to enter the CONTROL NUMBER located below. Then follow the
                    instructions.
                                                 OR
 VOTE BY MAIL:      Mark, sign and date your proxy card and return it in the
                    postage-paid envelope. PLEASE DO NOT MAIL YOUR PROXY CARD
                    IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  HUMANA INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David A. Jones and Gregory H. Wolf, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the Annual Meeting) to be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky on Thursday, the 6th day of May, 1999 at 10:00 a.m., EDT and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals set forth below if personally present.

The Board of Directors recommends a vote FOR the following proposal:

1. The election of (1) K. Frank Austen, M.D., (2) Michael E. Gellert, (3) John
   R. Hall, (4) David A. Jones, (5) David A. Jones, Jr., (6) Irwin Lerner, (7)
   W. Ann Reynolds, Ph.D. and (8) Gregory H. Wolf as Directors except as indicated below.

   FOR ALL [_]                             WITHHOLD AUTHORITY [_]

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
--------------------------------------------------------------------------------
   At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Meeting.

  THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED.
              IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED
                           IN FAVOR OF THE PROPOSALS.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Meeting.

PLEASE COMPLETE, DATE, SIGN
AND RETURN THIS PROXY IN THE
ACCOMPANYING ENVELOPE.

Date:     , 1999

-----------------------------------
Signature

-----------------------------------
Signature (if held jointly)

Signatures of stockholders should
correspond exactly with the names
shown on this proxy card.
Attorneys, trustees, executors,
administrators, guardians and
others signing in a representative
capacity should designate their
full titles. When Shares of
Company Common Stock are held by
joint tenants, both should sign.
If a corporation, please sign in
full corporate name by authorized
officer. If a partnership, please
sign in partnership name by
authorized person.